UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 24, 2006

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On April 24, 2006, Bakers Footwear Group, Inc. (the “Company”) issued 50,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), pursuant to the exercise of certain warrants which were originally issued on April 8, 2005 in connection with the Company’s previously announced private placement of Common Stock and warrants to purchase Common Stock to certain institutional investors. As previously announced in the Company’s Current Reports on Form 8-K dated April 6, 2005 and April 13, 2005, the warrants were exercisable at an exercise price of $10.18 per share of common stock, subject to anti-dilution and other adjustments. The Company received an aggregate of $509,000 in gross proceeds from the exercise of the warrants.

On March 30, 2006, the Company issued 21,366 shares of Common Stock, pursuant to the cashless exercise of certain warrants which were originally issued to the representatives of the Company’s underwriters, or their designees, on February 10, 2004 in connection with the Company’s initial public offering. The warrants were exercisable at an exercise price of $12.7875 per share of common stock, subject to anti-dilution provisions. The warrants were exercisable for up to 54,000 shares, but were exercised in full for only 21,366 shares pursuant to a “cashless” exercise provision therein. As a result, the Company did not receive any cash proceeds from the exercise of the warrants.

The aggregate shares of Common Stock issued under both set of warrants referred to above constitute more than 1% of the number of shares of the Company’s Common Stock outstanding.

For the initial private placement and the associated issuance of Common Stock on exercise of both sets of the warrants, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offerings of the securities were conducted without general solicitation or advertising. The certificates or warrants issued in the initial private placement bore restrictive legends permitting the transfer thereof generally only in compliance with applicable securities laws. The warrant holders represented that each was an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933. The shares of Common Stock underlying the warrants have been registered under the Securities Act of 1933 and are subject to a registration rights agreement. The warrant holders have covenanted to comply with the prospectus delivery requirements under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: April 26, 2006	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Secretary